Exhibit 16
Letter from Clark, Schaefer, Hackett & Co. Item 304(a)
Effective Date September 17, 2002


Clark, Schaefer, Hackett & Co.
Certified Public Accountants


September 23, 2002

Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: National Sorbents, Inc.

Gentlemen:

Pursuant to the request of the above referenced Company, we affirm that:

         (1) We have read the Company's response to Item 4 of Form 8-K titled, "Changes in Registrant's Certifying Accountant" dated September 23, 2002; and

         (2) We agree with the response.

Sincerely,


 /s/ Clark, Schaefer, Hackett & Co.
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Clark, Schaefer, Hackett & Co.